PRESS RELEASE
NYSE: CIM
CHIMERA INVESTMENT CORPORATION
630 Fifth Ave, Ste 2400
New York, New York 10111
_________________________________________________________________________________________________

Investor Relations
888-895-6557
www.chimerareit.com

FOR IMMEDIATE RELEASE

CHIMERA INVESTMENT CORPORATION REPORTS 1ST QUARTER 2023 EARNINGS
NEW YORK - (BUSINESS WIRE) - Chimera Investment Corporation (NYSE:CIM) today announced its financial results for the first quarter ended March 31, 2023.
Financial Highlights:
•1ST QUARTER GAAP NET INCOME OF $0.17 PER DILUTED COMMON SHARE
•1ST QUARTER EARNINGS AVAILABLE FOR DISTRIBUTION(1) OF $0.13 PER DILUTED COMMON SHARE.
•GAAP BOOK VALUE OF $7.41 PER COMMON SHARE

Business Highlights:

First Quarter

•Settled $547 million of seasoned re-performing residential mortgage loans.
•Sponsored $586 million CIM 2023-R1 Securitization, $134 million CIM 2023-NR1 securitization and $447 million CIM 2023-R2 securitization.
•Committed to purchase approximately $487 million of non-qualifying investor owned residential mortgage loans and $162 million seasoned re-performing residential mortgage loans.
•Purchased and closed on $52 million of business purpose loans.
•Reduced our recourse financing exposure by $237 million and replaced it with non-recourse financing.

Post Quarter

•Sponsored $236 million CIM 2023-I1 securitization, $451 million CIM 2023-R3 securitization, $67 million CIM 2023-NR2, and $394 million CIM 2023-R4 securitization which further reduced our recourse leverage.
•Settled $236 million of non-qualifying investor owned residential mortgage loans and $160 million seasoned re-performing residential mortgage loans.

“This quarter Chimera committed to purchase $1.25 billion of diversified mortgage loans, completed three securitizations, reduced recourse leverage by $237 million, and generated a 2% total economic return. Since the quarter ended, including a securitization we expect to close later today, we have completed four securitizations, reduced our RPL loan warehouse exposure to zero, and reduced our recourse leverage by a further $400 million, all in a very challenging environment,” said Phillip Kardis, CEO. “We remain optimistic about our future. Our ability to execute loan purchases and securitizations highlights the overall strength of Chimera’s franchise value.”

(1) Earnings available for distribution per adjusted diluted common share is a non-GAAP measure. See additional discussion on page 6.

Other Information
Chimera Investment Corporation is a publicly traded real estate investment trust, or REIT, that is primarily engaged in the business of investing directly or indirectly through its subsidiaries, on a leveraged basis, in a diversified portfolio of mortgage assets, including residential mortgage loans, Non-Agency RMBS, Agency CMBS, Agency RMBS, and other real estate related securities.

CHIMERA INVESTMENT CORPORATION
CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
(dollars in thousands, except share and per share data)
(Unaudited)
	March 31, 2023	December 31, 2022
Cash and cash equivalents	$232,392	$264,600
Non-Agency RMBS, at fair value (net of allowance for credit losses of $10 million and $7 million, respectively)	1,140,776	1,147,481
Agency MBS, at fair value	263,743	430,944
Loans held for investment, at fair value	12,382,047	11,359,236
Accrued interest receivable	73,022	61,768
Other assets	97,582	133,866
Derivatives, at fair value	14,199	4,096
Total assets (1)	$14,203,761	$13,401,991
Liabilities:
Secured financing agreements ($4.5 billion and $4.7 billion pledged as collateral, respectively, and includes $371 million and $374 million at fair value, respectively)	$3,195,322	$3,434,765
Securitized debt, collateralized by Non-Agency RMBS ($271 million and $276 million pledged as collateral, respectively)	77,742	78,542
Securitized debt at fair value, collateralized by Loans held for investment ($10.7 billion and $10.0 billion pledged as collateral, respectively)	7,507,228	7,100,742
Payable for investments purchased	660,047	9,282
Accrued interest payable	31,487	30,696
Dividends payable	63,880	64,545
Accounts payable and other liabilities	18,668	16,616
Total liabilities (1)	$11,554,374	$10,735,188

Commitments and Contingencies (See Note 16)

Stockholders' Equity:
Preferred Stock, par value of $0.01 per share, 100,000,000 shares authorized:
8.00% Series A cumulative redeemable: 5,800,000 shares issued and outstanding, respectively ($145,000 liquidation preference)	$58	$58
8.00% Series B cumulative redeemable: 13,000,000 shares issued and outstanding, respectively ($325,000 liquidation preference)	130	130
7.75% Series C cumulative redeemable: 10,400,000 shares issued and outstanding, respectively ($260,000 liquidation preference)	104	104
8.00% Series D cumulative redeemable: 8,000,000 shares issued and outstanding, respectively ($200,000 liquidation preference)	80	80
Common stock: par value $0.01 per share; 500,000,000 shares authorized, 232,093,167 and 231,824,192 shares issued and outstanding, respectively	2,321	2,318
Additional paid-in-capital	4,320,803	4,318,388
Accumulated other comprehensive income	224,755	229,345
Cumulative earnings	4,096,308	4,038,942
Cumulative distributions to stockholders	(5,995,172)	(5,922,562)
Total stockholders' equity	$2,649,387	$2,666,803
Total liabilities and stockholders' equity	$14,203,761	$13,401,991
(1) The Company's consolidated statements of financial condition include assets of consolidated variable interest entities, or VIEs, that can only be used to settle obligations and liabilities of the VIE for which creditors do not have recourse to the primary beneficiary (Chimera Investment Corporation). As of March 31, 2023, and December 31, 2022, total assets of consolidated VIEs were $10,494,798 and $10,199,266, respectively, and total liabilities of consolidated VIEs were $7,196,538 and $6,772,125, respectively.

CHIMERA INVESTMENT CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(dollars in thousands, except share and per share data)
(Unaudited)
	For the Quarters Ended
	March 31, 2023	March 31, 2022
Net interest income:
Interest income (1)	$189,250	$202,175
Interest expense (2)	119,615	64,473
Net interest income	69,635	137,702

Increase/(decrease) in provision for credit losses	3,062	240

Other investment gains (losses):
Net unrealized gains (losses) on derivatives	(8,551)	—
Realized gains (losses) on derivatives	(34,134)	—
Periodic interest cost of swaps, net	2,819	—
Net gains (losses) on derivatives	(39,866)	—
Net unrealized gains (losses) on financial instruments at fair value	64,592	(370,167)
Net realized gains (losses) on sales of investments	(5,264)	—
Gains (losses) on extinguishment of debt	2,309	—
Other investment gains (losses)	117	—
Total other gains (losses)	21,888	(370,167)

Other expenses:
Compensation and benefits	10,491	11,353
General and administrative expenses	5,778	5,711
Servicing and asset manager fees	8,417	9,291
Transaction expenses	6,409	3,804
Total other expenses	31,095	30,159
Income (loss) before income taxes	57,366	(262,864)
Income tax expense (benefit)	—	(70)
Net income (loss)	$57,366	$(262,794)

Dividends on preferred stock	18,438	18,408

Net income (loss) available to common shareholders	$38,928	$(281,202)

Net income (loss) per share available to common shareholders:
Basic	$0.17	$(1.19)
Diluted	$0.17	$(1.19)

Weighted average number of common shares outstanding:
Basic	231,994,620	237,012,702
Diluted	235,201,614	237,012,702
(1) Includes interest income of consolidated VIEs of $139,902 and $131,066 for the quarters ended March 31, 2023 and 2022, respectively.
(2) Includes interest expense of consolidated VIEs of $60,152 and $42,491 for the quarters ended March 31, 2023 and 2022, respectively.

CHIMERA INVESTMENT CORPORATION
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)
(dollars in thousands, except share and per share data)
(Unaudited)

	For the Quarters Ended
	March 31, 2023	March 31, 2022
Comprehensive income (loss):
Net income (loss)	$57,366	$(262,794)
Other comprehensive income:
Unrealized gains (losses) on available-for-sale securities, net	(5,905)	(40,955)
Reclassification adjustment for net realized losses (gains) included in net income	1,315	—
Other comprehensive income (loss)	(4,590)	(40,955)
Comprehensive income (loss) before preferred stock dividends	$52,776	$(303,749)
Dividends on preferred stock	$18,438	$18,408
Comprehensive income (loss) available to common stock shareholders	$34,338	$(322,157)

Earnings available for distribution

Earnings available for distribution is a non-GAAP measure and is defined as GAAP net income excluding unrealized gains or losses on financial instruments carried at fair value with changes in fair value recorded in earnings, realized gains or losses on the sales of investments, gains or losses on the extinguishment of debt, interest expense on long term debt, changes in the provision for credit losses, other gains or losses on equity investments, and transaction expenses incurred. In addition, stock compensation expense charges incurred on awards to retirement eligible employees is reflected as an expense over a vesting period (36 months) rather than reported as an immediate expense.

Earnings available for distribution is the Economic net interest income, reduced by compensation and benefits expenses (adjusted for awards to retirement eligible employees), general and administrative expenses, servicing and asset manager fees, income tax benefits or expenses incurred during the period, as well as the preferred dividend charges. Economic net interest income is a non-GAAP financial measure that equals GAAP net interest income adjusted for interest expense on long term debt, net periodic interest cost of interest rate swaps and excludes interest earned on cash. See a reconciliation of Economic net interest income to the most relevant GAAP measure below.

We view Earnings available for distribution as one measure of our investment portfolio's ability to generate income for distribution to common stockholders. Earnings available for distribution is one of the metrics, but not the exclusive metric, that our Board of Directors uses to determine the amount, if any, of dividends on our common stock. Other metrics that our Board of Directors may consider when determining the amount, if any, of dividends on our common stock include (among others) REIT taxable income, dividend yield, book value, cash generated from the portfolio, reinvestment opportunities and other cash needs. In addition, Earnings available for distribution is different than REIT taxable income and the determination of whether we have met the requirement to distribute at least 90% of our annual REIT taxable income (subject to certain adjustments) to our stockholders in order to maintain qualification as a REIT is not based on Earnings available for distribution. Therefore, Earnings available for distribution should not be considered as an indication of our REIT taxable income, a guaranty of our ability to pay dividends, or as a proxy for the amount of dividends we may pay. We believe Earnings available for distribution as described above helps us and investors evaluate our financial performance period over period without the impact of certain transactions. Therefore, Earnings available for distribution should not be viewed in isolation and is not a substitute for net income or net income per basic share computed in accordance with GAAP. In addition, our methodology for calculating Earnings available for distribution may differ from the methodologies employed by other REITs to calculate the same or similar supplemental performance measures, and accordingly, our Earnings available for distribution may not be comparable to the Earnings available for distribution reported by other REITs.

The following table provides GAAP measures of net income and net income per diluted share available to common stockholders for the periods presented and details with respect to reconciling the line items to Earnings available for distribution and related per average diluted common share amounts. Earnings available for distribution is presented on an adjusted dilutive shares basis. Certain prior period amounts have been reclassified to conform to the current period's presentation.

	For the Quarters Ended
	March 31, 2023	December 31, 2022	September 30, 2022	June 30, 2022	March 31, 2022
	(dollars in thousands, except per share data)
GAAP Net income (loss) available to common stockholders	$38,928	$78,716	$(204,583)	$(179,765)	$(281,202)
Adjustments:
Net unrealized (gains) losses on financial instruments at fair value	(64,592)	(112,026)	239,513	239,246	370,167
Net realized (gains) losses on sales of investments	5,264	39,443	37,031	—	—
(Gains) losses on extinguishment of debt	(2,309)	—	—	2,897	—
Increase (decrease) in provision for credit losses	3,062	3,834	(1,534)	4,497	240
Net unrealized (gains) losses on derivatives	8,551	10,171	(10,307)	1,618	—
Realized gains (losses) on derivatives	34,134	561	—	—	—
Transaction expenses	6,409	3,274	2,341	6,727	3,804
Stock Compensation expense for retirement eligible awards	2,141	(309)	(310)	(309)	723
Other investment (gains) losses	(117)	2,383	462	(980)	—
Earnings available for distribution	$31,471	$26,047	$62,613	$73,931	$93,732

GAAP net income (loss) per diluted common share	$0.17	$0.34	$(0.88)	$(0.76)	$(1.19)
Earnings available for distribution per adjusted diluted common share	$0.13	$0.11	$0.27	$0.31	$0.39

The following tables provide a summary of the Company’s MBS portfolio at March 31, 2023 and December 31, 2022.

	March 31, 2023
	Principal or Notional Value at Period-End (dollars in thousands)	Weighted Average Amortized Cost Basis	Weighted Average Fair Value	Weighted Average Coupon	Weighted Average Yield at Period-End (1)
Non-Agency RMBS
Senior	$1,135,367	$46.07	65.63	5.4%	16.8%
Subordinated	603,192	49.69	47.54	3.2%	6.7%
Interest-only	3,049,186	5.29	3.57	0.6%	5.8%
Agency RMBS
Interest-only	406,985	4.59	3.65	0.5%	7.2%
Agency CMBS
Project loans	132,718	101.69	94.78	4.2%	4.0%
Interest-only	2,441,039	5.59	5.04	0.7%	3.1%
(1) Bond Equivalent Yield at period end.

	December 31, 2022
	Principal or Notional Value at Period-End (dollars in thousands)	Weighted Average Amortized Cost Basis	Weighted Average Fair Value	Weighted Average Coupon	Weighted Average Yield at Period-End (1)
Non-Agency RMBS
Senior	$1,153,458	$46.09	$66.05	5.3%	16.4%
Subordinated	611,206	49.79	46.94	3.1%	6.8%
Interest-only	3,114,930	5.14	3.17	0.7%	5.3%
Agency RMBS
Interest-only	409,940	4.58	3.70	0.9%	5.0%
Agency CMBS
Project loans	302,685	101.85	95.62	4.3%	4.1%
Interest-only	2,669,396	5.23	4.73	0.7%	3.4%
(1) Bond Equivalent Yield at period end.

At March 31, 2023 and December 31, 2022, the secured financing agreements collateralized by MBS and Loans held for investment had the following remaining maturities and borrowing rates.

	March 31, 2023			December 31, 2022
	(dollars in thousands)
	Principal (1)	Weighted Average Borrowing Rates	Range of Borrowing Rates	Principal (1)	Weighted Average Borrowing Rates	Range of Borrowing Rates
Overnight	$—	N/A	N/A	$—	N/A	NA
1 to 29 days	$613,425	6.42%	5.10% - 7.60%	$493,918	4.66%	3.63% - 6.16%
30 to 59 days	383,381	6.12%	4.95% - 7.19%	762,768	6.14%	4.60% - 7.34%
60 to 89 days	211,194	5.67%	5.00% - 6.92%	225,497	6.04%	4.70% - 7.12%
90 to 119 days	74,203	5.90%	5.90% - 5.90%	43,180	6.54%	5.50% - 6.70%
120 to 180 days	373,651	6.78%	5.88% - 7.72%	401,638	5.88%	5.57% - 6.92%
180 days to 1 year	318,258	6.38%	6.18% - 6.91%	402,283	6.06%	5.63% - 6.64%
1 to 2 years	850,563	10.75%	8.54% - 13.98%	251,286	13.98%	13.98% - 13.98%
2 to 3 years	—	—%	0.00% - 0.00%	480,022	8.07%	8.07% - 8.07%
Greater than 3 years	381,474	5.16%	5.10% - 6.50%	382,839	5.14%	5.10% - 6.07%
Total	$3,206,149	7.36%		$3,443,431	6.61%
(1) The outstanding balance for secured financing agreements in the table above is net of $6 million and $1 million of deferred financing cost as of March 31, 2023 and December 31, 2022, respectively.

The following table summarizes certain characteristics of our portfolio at March 31, 2023 and December 31, 2022.

	March 31, 2023	December 31, 2022
GAAP Leverage at period-end	4.1:1	4.0:1
GAAP Leverage at period-end (recourse)	1.2:1	1.3:1

	March 31, 2023	December 31, 2022	March 31, 2023	December 31, 2022
Portfolio Composition	Amortized Cost		Fair Value
Non-Agency RMBS	7.0%	7.5%	8.3%	8.9%
Senior	3.8%	4.0%	5.4%	5.9%
Subordinated	2.1%	2.3%	2.1%	2.2%
Interest-only	1.1%	1.2%	0.8%	0.8%
Agency RMBS	0.1%	0.1%	0.1%	0.1%
Interest-only	0.1%	0.1%	0.1%	0.1%
Agency CMBS	2.0%	3.3%	1.8%	3.2%
Project loans	1.0%	2.3%	0.9%	2.2%
Interest-only	1.0%	1.0%	0.9%	1.0%
Loans held for investment	90.9%	89.1%	89.8%	87.8%
Fixed-rate percentage of portfolio	96.7%	96.5%	95.9%	95.6%
Adjustable-rate percentage of portfolio	3.3%	3.5%	4.1%	4.4%

Economic Net Interest Income

Our Economic net interest income is a non-GAAP financial measure that equals GAAP net interest income adjusted for net periodic interest cost of interest rate swaps and excludes interest earned on cash. For the purpose of computing economic net interest income and ratios relating to cost of funds measures throughout this section, interest expense includes net payments on our interest rate swaps, which is presented as a part of Net gains (losses) on derivatives in our Consolidated Statements of Operations. Interest rate swaps are used to manage the increase in interest paid on secured financing agreements in a rising rate environment. Presenting the net contractual interest payments on interest rate swaps with the interest paid on interest-bearing liabilities reflects our total contractual interest payments. We believe this presentation is useful to investors because it depicts the economic value of our investment strategy by showing all components of interest expense and net interest income of our investment portfolio. However, Economic net interest income should not be viewed in isolation and is not a substitute for net interest income computed in accordance with GAAP. Where indicated, interest expense, adjusting for any interest earned on cash, is referred to as Economic interest expense. Where indicated, net interest income reflecting net periodic interest cost of interest rate swaps and any interest earned on cash, is referred to as Economic net interest income.

The following table reconciles the Economic net interest income to GAAP net interest income and Economic interest expense to GAAP interest expense for the periods presented.

	GAAP Interest Income	GAAP Interest Expense	Periodic Interest Cost of Interest Rate Swaps	Interest Expense on Long Term Debt	Economic Interest Expense	GAAP Net Interest Income	Periodic Interest Cost of Interest Rate Swaps	Other (1)	Economic Net Interest Income
For the Quarter Ended March 31, 2023	$189,250	$119,615	$(2,819)	$—	$116,796	$69,635	$2,819	$(3,035)	$69,419
For the Quarter Ended December 31, 2022	$187,286	$106,891	$1,629	$—	$108,520	$80,395	$(1,629)	$(1,867)	$76,899
For the Quarter Ended September 30, 2022	$188,303	$83,464	$122	$—	$83,586	$104,839	$(122)	$(540)	$104,177
For the Quarter Ended June 30, 2022	$195,357	$78,467	$—	$—	$78,467	$116,890	$—	$(81)	$116,809
For the Quarter Ended March 31, 2022	$202,175	$64,473	$—	$—	$64,473	$137,702	$—	$(18)	$137,684
(1) Primarily interest income on cash and cash equivalents.

The table below shows our average earning assets held, interest earned on assets, yield on average interest earning assets, average debt balance, economic interest expense, economic average cost of funds, economic net interest income, and net interest rate spread for the periods presented.

	For the Quarter Ended
	March 31, 2023			December 31, 2022			March 31, 2022
	(dollars in thousands)			(dollars in thousands)			(dollars in thousands)
	Average Balance	Interest	Average Yield/Cost	Average Balance	Interest	Average Yield/Cost	Average Balance	Interest	Average Yield/Cost
Assets:
Interest-earning assets (1):
Agency RMBS	$18,692	$322	6.9%	$31,542	$346	4.4%	$113,723	$253	0.9%
Agency CMBS	307,846	2,957	3.8%	441,421	4,291	3.9%	559,478	22,870	16.4%
Non-Agency RMBS	990,721	30,098	12.2%	1,013,693	29,304	11.6%	1,310,359	45,675	13.9%
Loans held for investment	12,334,025	152,838	5.0%	12,075,239	151,478	5.0%	11,599,206	133,359	4.6%
Total	$13,651,284	$186,215	5.5%	$13,561,895	$185,419	5.5%	$13,582,766	$202,157	6.0%

Liabilities and stockholders' equity:
Interest-bearing liabilities (2):
Secured financing agreements collateralized by:
Agency RMBS	$4,095	$52	5.1%	$4,547	$46	4.0%	$20,342	$31	0.6%
Agency CMBS	252,102	2,956	4.7%	358,914	3,464	3.9%	435,545	270	0.2%
Non-Agency RMBS	762,989	16,063	8.4%	788,795	13,275	6.7%	817,261	5,448	2.7%
Loans held for investment	2,189,967	34,839	6.4%	1,971,144	33,776	6.9%	1,948,974	12,839	2.6%
Securitized debt	8,049,843	62,886	3.1%	8,056,913	57,959	2.9%	7,870,127	45,885	2.3%
Total	$11,258,996	$116,796	4.1%	$11,180,313	$108,520	3.9%	$11,092,249	$64,473	2.3%

Economic net interest income/net interest rate spread		$69,419	1.4%		$76,899	1.6%		$137,684	3.7%

Net interest-earning assets/net interest margin	$2,392,288		2.0%	$2,381,582		2.3%	$2,490,517		4.1%

Ratio of interest-earning assets to interest bearing liabilities	1.21			1.21			1.22

(1) Interest-earning assets at amortized cost
(2) Interest includes periodic net interest cost on swaps

The table below shows our Net Income and Economic net interest income as a percentage of average stockholders' equity and Earnings available for distribution as a percentage of average common stockholders' equity. Return on average equity is defined as our GAAP net income (loss) as a percentage of average equity. Average equity is defined as the average of our beginning and ending stockholders' equity balance for the period reported. Economic Net Interest Income and Earnings available for distribution are non-GAAP measures as defined in previous sections.

	Return on Average Equity	Economic Net Interest Income/Average Equity *	Earnings available for distribution/Average Common Equity
	(Ratios have been annualized)
For the Quarter Ended March 31, 2023	8.63%	10.45%	7.28%
For the Quarter Ended December 31, 2022	14.61%	11.56%	6.02%
For the Quarter Ended September 30, 2022	(26.47)%	14.81%	13.30%
For the Quarter Ended June 30, 2022	(20.45)%	14.81%	13.29%
For the Quarter Ended March 31, 2022	(29.72)%	15.57%	14.38%
* Excludes long term debt expense.

The following table presents changes to Accretable Discount (net of premiums) as it pertains to our Non-Agency RMBS portfolio, excluding premiums on interest-only investments, during the previous five quarters.

	For the Quarters Ended
	(dollars in thousands)
Accretable Discount (Net of Premiums)	March 31, 2023	December 31, 2022	September 30, 2022	June 30, 2022	March 31, 2022
Balance, beginning of period	$176,635	$207,812	$241,391	$258,494	$333,546
Accretion of discount	(11,663)	(11,128)	(12,989)	(17,408)	(19,470)
Purchases	—	—	—	—	—
Sales	—	(17,935)	—	—	—
Elimination in consolidation	—	—	—	—	(60,361)
Transfers from/(to) credit reserve, net	(7,719)	(2,114)	(20,590)	305	4,779
Balance, end of period	$157,253	$176,635	$207,812	$241,391	$258,494

Disclaimer
This press release includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Actual results may differ from expectations, estimates and projections and, consequently, readers should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “target,” “assume,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believe,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from expected results, including, among other things, those described in our most recent Annual Report on Form 10-K, and any subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, under the caption “Risk Factors.” Factors that could cause actual results to differ include, but are not limited to: our business and investment strategy; our ability to accurately forecast the payment of future dividends on our common and preferred stock, and the amount of such dividends; our ability to determine accurately the fair market value of our assets; availability of investment opportunities in real estate-related and other securities, including our valuation of potential opportunities that may arise as a result of current and future market dislocations; effect of a pandemic or other national or international crisis on real estate market, financial markets and our Company, including the impact on the value, availability, financing and liquidity of mortgage assets; changes in the value of our investments, including negative changes resulting in margin calls related to the financing of our assets; changes in interest rates and mortgage prepayment rates; prepayments of the mortgage and other loans underlying our mortgage-backed securities, or RMBS, or other asset-backed securities, or ABS; rates of default, delinquencies or decreased recovery rates on our investments; general volatility of the securities markets in which we invest; our ability to maintain existing financing arrangements and our ability to obtain future financing arrangements; our ability to effect our strategy to securitize residential mortgage loans; our ability to consummate proposed transactions; interest rate mismatches between our investments and our borrowings used to finance such purchases; effects of interest rate caps on our adjustable-rate investments; the degree to which our hedging strategies may or may not protect us from interest rate volatility; the impact of and changes to various government programs; impact of and changes in governmental regulations, tax law and rates, accounting guidance, and similar matters; market trends in our industry, interest rates, the debt securities markets or the general economy; estimates relating to our ability to make distributions to our stockholders in the future; our understanding of our competition; availability of qualified personnel; our ability to maintain our classification as a real estate investment trust, or, REIT, for U.S. federal income tax purposes; our ability to maintain our exemption from registration under the Investment Company Act of 1940, as amended, or 1940 Act; our expectations regarding materiality or significance; and the effectiveness of our disclosure controls and procedures.

Readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Chimera does not undertake or accept any obligation to release publicly any updates or revisions to any forward-looking statement to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based. Additional information concerning these and other risk factors is contained in Chimera’s most recent filings with the Securities and Exchange Commission (SEC). All subsequent written and oral forward-looking statements concerning Chimera or matters attributable to Chimera or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above.

Readers are advised that the financial information in this press release is based on Company data available at the time of this presentation and, in certain circumstances, may not have been audited by the Company’s independent auditors.